[LOGO] China Finance Inc.

FINAL FOR IMMEDIATE RELEASE
---------------------------
November 22, 2004


             CHINA FINANCE, INC. REPORTS THIRD QUARTER 2004 RESULTS

      Company's subsidiary closed first surety guarantee transaction with net income of $3.96 million in Q3'04

New York, NY, November 22, 2004 - China Finance, Inc. (OTC BB: CHFI), a Shenzhen, China-based provider of loan and surety guarantees to China's large and rapidly expanding class of small and medium enterprises (SMEs), today announced financial results for the third fiscal quarter ended September 30, 2004.

China Finance, Inc.'s Acquisition

China Finance, Inc. on October 8, 2004, completed an acquisition of all of the outstanding shares of Value Global International Limited and its wholly owned subsidiary, Shenzhen Shiji Ruicheng Guaranty and Investment Company. Shiji Ruicheng's core operating business is providing corporate financial guarantees, including business loan guarantees and surety guarantees to China-based businesses looking to expand into the United States, and consumer loan guarantees and professional services to aid individuals in obtaining loans for their homes and personal assets. Upon completion of the transaction, Value Global International Limited became a wholly owned subsidiary of China Finance, Inc.

Financial Highlights

o China Finance, Inc. completed its own reverse merger transaction with Value Global International Limited to begin operating its guarantee business

o China Finance, Inc.'s subsidiary Shiji Ruicheng closed its first surety guarantee transaction with China Digital Communication Group in the third quarter 2004

o Net income for the quarter from the China Digital Communication Group's transaction was recorded at $3.96 million by Value Global International Limited

o     Shiji Ruicheng signed 9 letters of intent with prospective clients

o     Established U.S. operations in Jersey City, New Jersey

Fiscal Third Quarter Results

Prior to Shiji Ruicheng being acquired by China Finance, Inc., it consummated a surety guarantee transaction with China Digital Communication Group, which provided gross revenue of $4.78 million. Net income for the quarter from this transaction was $3.96 million. At September 30, 2004, China Finance, Inc.'s subsidiary Shiji Ruicheng had cash and cash equivalents of $11.6 million compared with cash and cash equivalents of $12.1 million at June 30, 2004. The Company continues to have no debt. Revenues from Shiji Ruicheng will be reflected on China Finance, Inc.'s year-end consolidated financial statements.

Focus on Growth of Guarantee Business

"We continue to execute on our plans to increase revenue in our guarantee business," commented Chairman and Chief Executive Officer Zhi Yong Xu. "Our market expansion efforts have been rewarded with strong growth in our pipeline and contributed to signing nine letters of intent with prospective new clients in the third quarter."

Fiscal Fourth Quarter Outlook

"We have enjoyed solid execution of our plans thus far in fiscal 2004, and we are encouraged by the responses from our prospective clients to our service offerings," reported Mr. Xu. "Based on our current pipeline, we expect to see increased gross revenues and profitability in the December 2004 quarter. With respect to our pipeline, we are diligently analyzing nine prospective clients that we believe are in various high growth industries. Additionally, we believe that we will be able to meet our corporate objective of completing at least one additional transaction in the current quarter."

Conference Call and Webcast

Interested parties may participate in the conference call by dialing 877-270-4101 (from within the US or Canada), or 706-634-1485 (from outside the US or Canada), and providing Conference ID# 2151384 upon request 5-10 minutes prior to the initiation of the call. You can also listen live to the conference call by visiting: mms://winaudio.mshow.com/195166.asf.

A replay of the call will be accessible until December 6, 2004 by calling 800-642-1687 (from within the US or Canada) or 706-645-9291 (from outside the US or Canada) and entering Conference ID# 2151384. Approximately 24 hours after the conference call, a webcast of the call will also be available at China Finance, Inc.'s website, www.chinafinanceinc.com, under the under the conference calls section on the investor relations page. Alternatively, you can access the replay until December 22, 2004 at: rtsp://realaudio.mshow.com/encoder/195166.rm.

ABOUT CHINA FINANCE, INC.

China Finance, Inc. (CFI) is a newly formed company based in the high-technology region of Shenzhen, China. Its principal business is providing corporate financial guarantees, including business loan guarantees and surety gurantees to China-based businesses looking to expand into the United States, and consumer loan guarantees and professional services to aid individuals in obtaining loans for their homes and personal assets. Although it is a new firm, CFI brings together a management team with broad experience in loan guarantees, real estate development and investment banking. It is putting this expertise to work by focusing on M&A surety guarantees. For more information, see www.chinafinanceinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-KSB, recent and forthcoming Quarterly Reports on Form 10-QSB, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                                      # # #

Chunlei (Charles) Wang                         Brandi Piacente
CFO                                            Investor Relations
China Finance, Inc.                            The Anne McBride Co.
201-216-9323                                   212-983-1702 x208
Email: cwang@chinafinanceinc.com               Email: bpiacente@annemcbride.com


                                See Tables Below

                               China Finance, Inc.
                          (A Development Stage Company)
                            Condensed Balance Sheets


                                                          September 30,
                                                              2004         December 31,
                                                           (Unaudited)         2003
                                                           ------------    ------------

                                    ASSETS                      US$             US$

Current Assets
    Cash                                                   $     54,775    $      3,794
    Deferred compensation                                       250,000              --
    Deposit                                                          10              10
                                                           ------------    ------------

TOTAL ASSETS                                                    304,785           3,804

                      LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities
    Accounts payable                                              9,805           6,815
    Due to related party                                        114,920            --
                                                           ------------    ------------
       Total Current Liabilities                                124,725           6,815
                                                           ============    ============

Shareholders' Equity
   Common stock, $0.001 par value,
     Authorized shares; 100,000,000
     Issued and outstanding shares;
     111,744 and 10,681,744, respectively                        10,682             112
      Additional paid-in capital                              1,125,837          79,407
      Deficit accumulated during development stage             (956,459)        (82,530)
                                                           ------------    ------------
   Total Shareholders' Equity                                   180,060          (3,011)
                                                           ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $    304,785    $      3,804
                                                           ============    ============


The accompanying notes are an integral part of these condensed financial statements.

                               China Finance, Inc.
                          (A Development Stage Company)
                       Condensed Statements of Operations
                                   (Unaudited)

                                                                                                       Period from
                                      For the Three   For the Three   For the Nine    For the Nine    March 28, 2000
                                      Months Ended    Months Ended    Months Ended    Months Ended     (Inception)
                                      September 30,   September 30,   September 30,   September 30,  to September 30,
                                          2004            2003           2004             2003            2004
                                      ------------    ------------    ------------    ------------    ------------
Sales                                 $       --      $       --      $       --      $        390    $      6,805

   Cost of sales                              --              --              --              (309)         (5,217)
                                      ------------    ------------    ------------    ------------    ------------

Gross Profit                                  --              --              --                81           1,588
                                      ------------    ------------    ------------    ------------    ------------

Operating Expenses:

   General and administrative               61,985           2,130         116,929           7,018         155,876

   Travel and entertainment                   --               137            --               967          13,407

   Organizational expenses                    --              --              --              --             1,000

   Professional fees                       125,000             294         757,000           1,096         787,764
                                      ------------    ------------    ------------    ------------    ------------

         Total Expenses                    186,985           2,561         873,929           9,081         958,047
                                      ------------    ------------    ------------    ------------    ------------

Net loss                              $   (186,985)   $     (2,561)   $   (873,929)   $     (9,000)   $   (956,459)
                                      ============    ============    ============    ============    ============

Net loss per share - Basic and
   Diluted                            $      (0.02)   $      (0.02)   $      (0.08)   $      (0.08)
                                      ============    ============    ============    ============

Weighted Average Shares
   Outstanding -- Basic and Diluted     10,681,744         111,744      10,681,744         111,744
                                      ============    ============    ============    ============

The accompanying notes are an integral part of these condensed financial statements.

                               China Finance, Inc.
                          (A Development Stage Company)
                        Statement of Shareholders' Equity
                  (Deficit) For the period from March 28, 2000
                     (inception) through September 30, 2004
                                   (Unaudited)


                                                                                       Deficit
                                            Common stock                             Accumulated
                                       -------------------------      Additional       During             Total
                                       Number of         Par            Capital      Development      Shareholders'
                                        Shares          Value           Paid-In         Stage        Equity (Deficit)
                                      ----------      ----------      ----------      ----------       ----------
Beginning Balance                             --      $       --      $       --      $       --       $       --

Issuance in March 2000 of 36,744
shares of common stock for
$7,500 cash                               36,744              37           7,463              --            7,500

Capital contribution of services
of $1,980 and facilities of $750              --              --           2,730              --            2,730

Net loss for the period from
inception - (March 28, 2000) to
December 31, 2000                             --              --              --          (4,810)          (4,810)

As of December 31, 2000                   36,744              37          10,193          (4,810)           5,420

Capital contribution of services
of $660 and facilities of $553 .              --              --           1,213              --            1,213

Issuance in March 2001 of 75,000
shares of common stock for
$75,000 cash, net of offering
costs of $10,517                          75,000              75          64,408              --           64,483

Net loss for the year ended
December 31, 2001                             --              --              --         (30,058)         (30,058)

As of December 31, 2001                  111,744             112          75,814         (34,868)          41,058

Net loss for the year ended
December 31, 2002                             --              --              --         (21,189)         (21,189)

As of December 31, 2002                  111,744             112          75,814         (56,057)          19,869

Capital contribution of
facilities                                    --              --           3,593              --            3,593

Net loss for the year ended
December 31, 2003                             --              --              --         (26,473)         (26,473)

As of December 31, 2003                  111,744             112          79,407         (82,530)          (3,011)

Issuance in March 2004 of
5,500,000 shares of common stock
for $550,000                           5,500,000           5,500         544,500              --          550,000

Issuance in June 2004 of
5,070,000 shares of common stock
for professional fees                  5,070,000           5,070         501,930              --          507,000

Net loss for the nine months
ended September 30, 2004                      --              --              --        (873,929)        (873,929)

As of September 30, 2004              10,681,744          10,682       1,125,837        (956,459)         180,060

The accompanying notes are an integral part of these condensed financial statements.

                               China Finance, Inc.
                          (A Development Stage Company)
                       Condensed Statements of Cash Flows
                                   (Unaudited)


                                                                                               Period from
                                                            For the Nine     For the Nine    March 28, 2000
                                                            Months Ended     Months Ended  (Inception) through
                                                            September 30,    September 30,    September 30,
                                                                 2004            2003             2004
                                                            ------------     ------------     ------------
                                                                 US$              US$              US$
Cash Flows Used in Operating Activities:
   Net loss                                                 $   (873,929)    $     (9,000)    $   (956,459)
   Adjustments to reconcile net loss to net cash used by
   operating activities:
   Common stock issued for professional fees                     507,000            3,593          514,536
   Depreciation                                                       --              334            1,593
   Inventory written off                                              --               --            9,522
Changes in Operating Assets and Liabilities:
   (Increase) decrease in deferred compensation                 (250,000)              --         (250,000)
   (Increase) decrease in inventory                                   --              309           (9,522)
   (Increase) decrease in deposits                                    --               --              (10)
   (Increase) decrease in prepaid expenses                            --               --               --
   Increase (decrease) in accounts payable                         2,990              500            9,805
   Increase (decrease) due to related party                      114,920               --          114,920
                                                            ------------     ------------     ------------
   Net cash used by operating activities                        (499,019)          (4,463)        (565,615)
                                                            ------------     ------------     ------------

Cash Flows Used in Investing Activities:
   Purchase of office equipment                                       --               --           (1,593)
                                                            ------------     ------------     ------------
   Net cash used by investing activities                              --               --           (1,593)
                                                            ------------     ------------     ------------

Cash Flows From Financing Activities:
   Issuance of common stock for cash net                         550,000               --          621,983
                                                            ------------     ------------     ------------
   Net cash provided by financing activities                     550,000               --          621,983
                                                            ------------     ------------     ------------

Increase (decrease) in cash                                       50,981           (4,463)          54,775

Cash, at beginning of period                                       3,794            9,138               --
                                                            ------------     ------------     ------------

Cash, at end of period                                      $     54,775     $      4,675     $     54,775
                                                            ============     ============     ============

Supplemental Cash Flow Disclosures
Interest paid                                               $         --     $         --     $         --
                                                            ============     ============     ============
Income taxes paid                                           $         --     $         --     $         --
                                                            ============     ============     ============

The table below reflects selected unaudited pro forma combined balance sheet as of September 30, 2004, which assumes that the Acquisition occurred January 1, 2004.

                               CHINA FINANCE, INC.
           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORAMTION


                                       VALUE           CHINA         PRO FORMA
                                      GLOBAL          FINANCE         COMBINED
                                   ------------    ------------     ------------

Sales                              $  4,781,395    $         --     $  4,781,395
Net income (loss)                  $  3,957,170    $   (186,985)    $  3,770,185
Weighted Average Shares
   Outstanding
    -- Basic and Diluted                     --              --       57,671,744
Earnings per share
    -- Basic and Diluted                     --              --     $      0.065
Total assets                       $ 16,131,576    $    304,785     $ 16,436,361
Total liabilities                  $     42,150    $    124,725     $    166,875

------------------------

NOTE: For complete footnotes and further explanations to the financial information, please refer to the third quarter 10QSB filed on 11/18/2004.